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EXHIBIT 2.4

        THIS PURCHASE AGREEMENT is made effective as of the 30th day of September, 2002,

B E T W E E N:

BROOKFIELD HOMES OF CALIFORNIA INC., a corporation incorporated under the laws of California
(the "Vendor")
— and —
BROOKFIELD HOMES HOLDINGS INC., a corporation incorporated under the laws of California
(the "Purchaser")

RECITALS:

A.
The Vendor is the beneficial and registered owner of:

(a)
All of its limited liability company interests (the "BBAH LLC Interests") of Brookfield Bay Area Holdings LLC, a Delaware limited liability corporation ("BBAH LLC");

(b)
All of its limited liability company interests (the "BSH LLC Interests") of Brookfield Southland Holdings LLC, a Delaware limited liability corporation ("BSH LLC");

(c)
All of its limited liability company interests (the "BSDH LLC Interests") of Brookfield San Diego Holdings LLC, a Delaware limited liability corporation ("BSDH LLC"); and

(d)
All of the limited liability company interests (the "BFC LLC Interests") of Brookfield Financial California LLC, a Delaware limited liability corporation ("BFC LLC")

        (collectively, the "California Interests").

B.
The Vendors wish to sell and transfer to the Purchaser and the Purchaser wishes to acquire the California Interests; and

C.
The Vendor and its affiliates are subject to certain obligations under loans and other bonds in relation to the California Interests (the "Loan and Bond Obligations") which obligations the Purchaser shall assume as set forth herein.

        NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.    Purchase and Sale

        As promptly as practicable after the date set forth above (the "Effective Date"), but in no event later than November 15, 2002, the Vendor shall sell and transfer to the Purchaser and the Purchaser agrees to purchase and acquire all of the Vendor's right, title and interest in and to the California Interests on the terms and conditions contained herein.

2.    Purchase Price

        The purchase price of the Interests shall be US$267,000,000. The purchase price shall be payable by the issuance by the Purchaser to the Vendor of the following:

  (a)
  US$49,000,000 in cash by wire transfer to the Vendor in immediately available funds, or as otherwise agreed by the parties hereto (the "Funds");

  (b)
  21,600,000 shares (the "BHHI Common Shares") of common stock, without par value, of the Purchaser; and

  (c)
  80,000 shares (the "BHHI Preferred Shares") of Series A preferred stock, without par value, of the Purchaser.

3.    BHHI Preferred Shares

        The Vendor hereby intends to enter into a binding commitment and agreement to sell the BHHI Preferred Shares on or before November 15, 2002 to an unrelated third party.

4.    Loan and Bond Obligations

        At the closing, it shall be a condition to the consummation of the transactions contemplated herein that the Purchaser agrees to indemnify, and shall cause Brookfield Homes Corporation ("BHC") to indemnify, the Vendor in relation to the Loan and Bond Obligations by entering into indemnity agreements in the forms attached hereto as Schedules A and B.

5.    Completion of the Transaction

        In furtherance of the completion of the foregoing, the Vendor shall deliver to the Purchaser the following (each of which shall be in form and substance reasonably satisfactory to the Purchaser):

  (a)
  an assignment, duly executed by the Vendor, transferring the BBAH LLC Interests to the Purchaser;

  (b)
  an assignment, duly executed by the Vendor, transferring the BSH LLC Interests to the Purchaser;

  (c)
  an assignment, duly executed by the Vendor, transferring the BSDH LLC Interests to the Purchaser; and

  (d)
  an assignment, duly executed by the Vendor, transferring the BFC LLC Interests to the Purchaser.

        Against receipt of such documents, the Purchaser shall deliver to the Vendors the Funds, and stock certificates registered in the name of the Vendor, representing the BHHI Common Shares and the BHHI Preferred Shares, in full payment thereof.

7.    Representations and Warranties

  (a)
  Each of the Vendor and the Purchaser hereby represents and warrants to the other as follows:

  (i)
  It is a corporation duly organized, validly existing and in good standing under the laws of the state of its formation, has all licenses, permits and authorizations necessary to carry on its business and is duly qualified to do business as a foreign corporation in each state where the nature of its business or the character of its assets makes any filing necessary.

  (ii)
  It has full power, authority and legal right to enter into this Agreement and the transactions contemplated hereby and to perform all its obligations hereunder, and has taken all action required by law, its governing instruments or otherwise to authorize the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and the delivery of all the deeds, Agreements, certificates and other documents or instruments contemplated hereby.

  (iii)
  This Agreement has been duly and validly executed and delivered by, and constitutes a valid and legally binding agreement enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

  (iv)
  Neither the execution or delivery by it of this Agreement or the other instruments, documents and agreements contemplated hereby, nor the consummation of the transactions contemplated hereby, nor compliance with the terms, conditions and provisions hereof or thereof, will (a) conflict with or result in a breach by it of the terms, conditions or provisions of (i) its certificate of incorporation or by-laws, or (ii) any applicable license, permit, statute, ordinance, law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority or of any determination or award of any arbitrator binding on it, or on any of its properties, or (iii) any agreement or instrument to which it is a party or by which it or any of its properties are bound or constitute a default thereunder.

  (b)
  The Purchaser hereby represents and warrants to the Vendor that the BHHI Common Shares and the BHHI Preferred Shares have been or will be at the time of issuance duly authorised and when issued will be validly issued, fully-paid and non-assessable.

  (c)
  The Vendor hereby represents and warrants to the Purchaser that it has good and valid title to the California Interests and, upon the transfer thereof to the Purchaser in accordance herewith, the Purchaser shall acquire good and valid title to the California Interests, free and clear of all liens and encumbrances.

8.    Nature of Sale

  (a)
  The Purchaser represents and warrants that it is familiar with the financial condition of each of BBAH LLC, BSH LLC, BSDH LLC, and BFC LLC, its business and prospects, that it has had full opportunity to investigate and review the foregoing, and that it has received from each of BBAH LLC, BSH LLC, BSDH LLC and BFC LLC, answers and other information deemed necessary by it to consider in connection with its decision to invest in the California Interests. The Purchaser is acquiring the California Interests "as is" without recourse, except for the express covenants, representations and warranties set forth herein and in the documents executed in connection herewith.

  (b)
  The Purchaser represents and warrants that it is an "accredited investor" (as defined in Rule 501(a) of Regulation D of the Securities Act of 1933) and that it is acquiring the California Interests for investment and for its own account and not with a view to distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act").

  (c)
  The Purchaser understands and acknowledges that the California Interests have not been and will not be registered under the Securities Act, and may not be offered, sold or otherwise transferred other than pursuant to an effective registration statement under the Securities Act or in a transaction that is exempt from the registration requirements of the Securities Act; and the Purchaser understands and acknowledges that the certificates representing the shares may, for so long as required under the Securities Act bear a legend to that effect.

  (d)
  The Vendor represents and warrants that it is familiar with the financial condition of the Purchaser, its business and prospects, that it has had full opportunity to investigate and review the foregoing, and that it has received from the Vendor, answers and other information deemed necessary by it to consider in connection with its decision to invest in the BHHI Common Shares and the BHHI Preferred Shares. The Vendor is acquiring the BHHI Common Shares and the BHHI Preferred Shares "as is" without recourse, except for the express covenants, representations and warranties set forth herein and in the documents executed in connection herewith.

  (e)
  The Vendor represents and warrants that it is an "accredited investor" (as defined in Rule 501(a) of Regulation D of the Securities Act of 1933) and that it is acquiring the BHHI Common Shares and the BHHI Preferred Shares for investment and for its own account and not with a view to distribution thereof in violation of the Securities Act.

  (f)
  The Vendor understands and acknowledges that the BHHI Common Shares and the BHHI Preferred Shares have not been and will not be registered under the Securities Act, and may not be offered, sold or otherwise transferred other than pursuant to an effective registration statement under the Securities Act or in a transaction that is exempt from the registration requirements of the Securities Act; and the Vendor understands and acknowledges that the certificates representing the BHHI Common Shares and the BHHI Preferred Shares may, for so long as required under the Securities Act bear a legend to that effect.

9.    Federal Income Tax Treatment of the Transaction

        The Vendor and Purchaser hereby agree that the transfer of the California Interests by the Vendor to the Purchaser pursuant to this Agreement, in conjunction with the transactions contemplated by this Agreement, will result in a taxable sale of the assets of the entities represented by the California Interests by the Vendor to the Purchaser for federal income tax purposes and for purposes of Sections 1001 and 1012 of the Code. Within sixty days after the consummation of this sale, the Purchaser shall provide the Vendor with its proposed allocation of the sale price to such assets. The Purchaser and the Vendor agree to cooperate in good faith to reach an agreed allocation of federal income tax basis to such assets; provided, however, that the Vendor shall have the right to object to one or more items included in the Purchaser's proposed allocation only to the extent that such item or items materially increase the liability of the Vendor for taxes. The Purchaser and the Vendor shall file all tax returns in a manner which is consistent with the federal income tax treatment of the transaction set forth herein or determined pursuant to this provision.

10.  Entire Agreement

        This Agreement contains the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties, and no amendment or modification of this Agreement shall be effective unless in writing and signed by the party against which it is sought to be enforced.

11.  Assignment

        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party without the prior written consent of the other party hereto. Any consent granted by either party to an assignment by the other party shall not be deemed a consent to any subsequent assignment.

12.  Headings

        Headings of the sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the heading of any section.

13.  Counterparts; Facsimile Signature

        This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement may be executed via facsimile, and such agreement executed via facsimile shall have the same force and effect as an original document and shall be legally binding upon the parties.

14.  No Third Party Beneficiary

        This Agreement shall be binding upon and inure to the sole benefit of the parties and their successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

15.  Further Assurances

        Each of the Vendor and the Purchaser hereto shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other may reasonably require from time to time for the purpose of giving effect to this Agreement and shall use its best efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

16.  Governing Law

        The validity of this Agreement and of any of its terms or provisions, as well as the rights and duties of the parties under this Agreement, shall be construed pursuant to and in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

        IN WITNESS WHEREOF the parties hereto have executed this Agreement.

BROOKFIELD HOMES OF CALIFORNIA INC.
By:	/s/ IAN G. COCKWELL Name: Ian G. Cockwell Title: President and Chief Executive Officer
BROOKFIELD HOMES HOLDINGS INC.
By:	/s/ IAN G. COCKWELL Name: Ian G. Cockwell Title: President

SCHEDULE A

BOND INDEMNITY AGREEMENT

BOND INDEMNITY AGREEMENT

        THIS BOND INDEMNITY AGREEMENT (this "Agreement") is made and entered into as of the 12th day of November, 2002, between Brookfield Homes Corporation, a Delaware corporation, and Brookfield Homes Holdings Inc., a California corporation ("BHHI") (collectively, the "Indemnitors"), and Brookfield Properties (US) Inc., a Delaware Corporation ("BPUSI"), and Brookfield Homes (Delaware) Inc., a Delaware corporation ("BHI").

RECITALS:

1.
Each of Brookfield Washington Inc., a Maryland corporation ("BWI"), and Brookfield Homes of California Inc., a California corporation ("BHOC") and Brookfield Homes (US) Inc., a Delaware corporation ("BHUS") (collectively, the "Sellers"), have entered into a Purchase Agreement, each effective as of September 30, 2002 (collectively, the "Purchase Agreements") with BHHI, for the purpose of BHHI acquiring from the Sellers, and the Sellers selling to BHHI, the Purchased Interests (as defined herein), upon the terms and conditions and subject to the conditions set forth in the Purchase Agreements.

2.
Pursuant to the terms of the Purchase Agreements, BHHI has agreed to execute and deliver this Agreement pursuant to which the Indemnitors shall indemnify BPUSI, BHI and their respective Affiliates (as defined herein), including, without limitation, the Sellers, against all performance and payment obligations of BPUSI, BHI and their respective Affiliates arising out of performance and payment bonds, letters of credit or other assurance instruments of the Purchased Entities and their Subsidiaries or any renewals, continuations of or substitutes for such bonds (each, a "Bond" and collectively, the "Bonds").

        NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, and intending to be legally bound, the parties agree as follows:

1.
Certain Definitions.    The following terms when used herein shall have the meanings assigned to them below (certain other terms are defined elsewhere herein):

        "Affiliate" means a person or entity who directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, BPUSI or BHI (other than the Purchased Entities).

        "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to be closed in New York, New York.

        "Closing" means the closing of the purchase and sale of the Purchased Interests pursuant to the Purchase Agreements.

        "Closing Date" means the date upon which the Closing occurs.

        "Control" (including the terms "Controlling," "Controlled by" and "under common Control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the person, whether through stock ownership, voting rights, governing boards or otherwise.

        "Prime Rate" means as of a particular date the prime rate of interest as published on that date in the Wall Street Journal and generally defined therein as the base rate on corporate loans charged by at least 75% of the nation's 30 largest banks. If the Wall Street Journal is not published on a date for which the Prime Rate must be determined, the Prime Rate on that date shall be the Prime Rate in the Wall Street Journal on the nearest preceding date on which the Wall Street Journal was published.

        "Purchased Entities" mean Brookfield California Land Holdings LLC, Brookfield Washington LLC, Coscan Adler Limited Partnership, Brookfield San Diego Holdings LLC, Brookfield Southland Holdings LLC, Brookfield Bay Area Holdings LLC and Brookfield Financial California LLC.

        "Purchased Interests" means all of the outstanding shares, and limited liability company membership or partnership interests of the Purchased Entities.

        "Subsidiaries" shall mean each of the corporations, limited liability companies and partnerships in which any of the Purchased Entities directly or indirectly owns an equity interest.

2.    Obligations.    (a) The Indemnitors covenant and agree to fully indemnify, protect, defend and save harmless BPUSI, BHI and their respective Affiliates including, without limitation, each of the Sellers (each an "indemnified person") from and against any loss, damage, cost, expense, liability or other obligation which the indemnified persons may pay or incur (collectively, "Obligations") under or in respect of Bonds on or after the Closing Date. All of the Obligations of the Indemnitors hereunder shall be joint and several.

        (b)  For greater certainty, but without limiting the generality of the foregoing, Obligations include premiums and other charges payable under or in respect of the Bonds, payment obligations, construction obligations and penalties payable or required to be performed by an indemnified person, including those applicable to an indemnified person on the basis that such indemnified person is jointly and severally liable for such Obligations payable or required to be performed by another person or entity, and all costs and expenses (including reasonable fees and disbursements of counsel and all other reasonable out-of-pocket costs and expenses incurred in connection with investigating, defending, enforcing or bringing any action, suit or proceeding, commenced or threatened) sustained or incurred by an indemnified person arising out of or in connection with the Bonds or this Agreement.

        (c)  Payments owing by the Indemnitors under this Agreement shall be paid by the Indemnitors to the relevant indemnified person within five Business Days of notice of the amount owing given by such indemnified person, BPUSI or BHI to the Indemnitors. Such payments shall be made by check or by wire transfer of immediately available funds to the account designated by BPUSI, BHI or the relevant indemnified person.

3.    Interest.    The Indemnitors shall pay the indemnified persons interest in arrears on amounts owing by the Indemnitors under this Agreement from the time that the relevant payment on an Obligation is made by the indemnified person until the Indemnitors pay the indemnified person in respect of such payment in accordance with this Agreement, such interest to be at the Prime Rate.

4.    Premiums.    The Indemnitors shall be responsible for and shall pay all premiums and other charges payable under or in respect of the Bonds. Such payment shall be made promptly after receipt by the Indemnitor or any of the Purchased Entities of notice of such amounts owing; provided, however, the failure of an indemnified person to provide such notice shall not relieve the Indemnitors from their obligations under this Section 4.

5.    At the request of BHI, BPUSI and/or any other indemnified person, the Indemnitors agree that they shall execute and deliver in favor of the holder of any of the Bonds such guarantees, indemnities and other agreements reasonably requested or required by any such holder in order to release any indemnified person from any or such indemnified person's obligations and liabilities under or in respect of such Bonds.

6.    Arbitration.    Any controversy or claim arising out of or relating to this Agreement, or any breach of this Agreement, shall be settled only by arbitration in the State of Delaware in accordance with the rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, and the parties hereto hereby consent to the jurisdiction of the Delaware courts for this purpose.

7.    Entire Agreement.    This Agreement contains the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties, and no amendment or modification of this Agreement shall be effective unless in writing and signed by the party against which it is sought to be enforced.

8.    Invalidity.    Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part of this Agreement and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied in this Agreement to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by a court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth of this Agreement.

9.    No Third-Party Beneficiaries.    Except for the provisions of this Agreement relating to indemnified persons other than the parties hereto, this Agreement shall be binding upon and inure to the sole benefit of the parties and their successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.    Governing Law.    The validity of this Agreement and of any of its terms or provisions, as well as the rights and duties of the parties under this Agreement, shall be construed pursuant to and in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

11.    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

12.    Assignment.    This Agreement shall not be assignable by any of the parties or any indemnified person except pursuant to a writing executed by each of the parties. Any assignment or attempted assignment in violation of this Section 9 shall be null and void.

13.    Interpretation.    The parties agree that this Agreement is the product of negotiations between sophisticated parties, each of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision of this Agreement. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

14.    Headings.    Headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

        IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first above written.

BROOKFIELD HOMES CORPORATION
By:	Name: Title:
BROOKFIELD HOMES HOLDINGS INC.
By:	Name: Title:
BROOKFIELD PROPERTIES (US) INC.
By:	Name: Title:
BROOKFIELD HOMES (DELAWARE) INC.
By:	Name: Title:

SCHEDULE B

GUARANTEE INDEMNITY AGREEMENT

GUARANTEE INDEMNITY AGREEMENT

        THIS GUARANTEE INDEMNITY AGREEMENT (this "Agreement") is made and entered into as of the 12th day of November, 2002, between Brookfield Homes Corporation, a Delaware corporation, and Brookfield Homes Holdings Inc., a California corporation ("BHHI") (collectively, the "Indemnitors"), and Brookfield Homes (Delaware) Inc., a Delaware corporation ("BHI").

RECITALS:

1.
Each of Brookfield Washington Inc., a Maryland corporation ("BWI"), and Brookfield Homes of California Inc., a California corporation ("BHOC") and Brookfield Homes (US) Inc., a Delaware corporation ("BHUS") (collectively, the "Sellers"), have entered into a Purchase Agreement, each effective as of September 30, 2002 (collectively, the "Purchase Agreements") with BHHI, for the purpose of BHHI acquiring from the Sellers, and the Sellers selling to BHHI, the Purchased Interests (as defined herein), upon the terms and conditions and subject to the conditions set forth in the Purchase Agreements.

2.
Pursuant to the terms of the Purchase Agreement, BHHI has agreed to execute and deliver this Agreement pursuant to which the Indemnitors shall indemnify BHI and its respective Affiliates (as defined herein), including without limitation, the Sellers, against all the guarantees, capital maintenance, indemnity and other obligations of BHI and its respective Affiliates in respect of Company Indebtedness and other obligations of the Purchased Entities and their Subsidiaries or any renewals, continuations of or substitutes for such Company Indebtedness and other obligations (each, a "Guarantee" and collectively, the "Guarantees").

        NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, and intending to be legally bound, the parties agree as follows:

1.
Certain Definitions.    The following terms when used herein shall have the meanings assigned to them below (certain other terms are defined elsewhere herein):

        "Affiliate" means a person or entity who directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, BHI, as the case may be (other than the Purchased Entities).

        "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to be closed in New York, New York.

        "Closing" means the closing of the purchase and sale of the Purchased Interests pursuant to the Purchase Agreements.

        "Closing Date" means the date upon which the Closing occurs.

        "Company Indebtedness" means any obligations and liabilities created, issued or incurred by the Purchased Entities for borrowed money, including without limitation, bank loans, notes payable, capital lease obligations, guarantees of indebtedness for borrowed money of others, and all principal, interest, fees, prepayment penalties or other amounts due or owing with respect thereto.

        "Control" (including the terms "Controlling," "Controlled by" and "under common Control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the person, whether through stock ownership, voting rights, governing boards or otherwise.

        "Prime Rate" means as of a particular date the prime rate of interest as published on that date in the Wall Street Journal and generally defined therein as the base rate on corporate loans charged by at least 75% of the nation's 30 largest banks. If the Wall Street Journal is not published on a date for which the Prime Rate must be determined, the Prime Rate on that date shall be the Prime Rate in the Wall Street Journal on the nearest preceding date on which the Wall Street Journal was published.

        "Purchased Entities" mean Brookfield California Land Holdings LLC, Brookfield Washington LLC, Coscan Adler Limited Partnership, Brookfield San Diego Holdings LLC, Brookfield Southland Holdings LLC, Brookfield Bay Area Holdings LLC and Brookfield Financial California LLC.

        "Purchased Interests" means all of the outstanding shares, and limited liability company membership or partnership interests of the Purchased Entities.

        "Subsidiaries" shall mean each of the corporations, limited liability companies and partnerships in which any of the Purchased Entities directly or indirectly owns an equity interest.

2.    Obligations.    (a) The Indemnitors covenant and agree to fully indemnify, protect, defend and hold harmless BHI and its respective Affiliates, including, without limitation, each of the Sellers (each an "indemnified person") from and against any loss, damage, cost, expense, liability or other obligation which the indemnified persons may pay or incur (each, an "Obligation" and collectively, the "Obligations") under or in respect of the Guarantees on or after the Closing Date. All of the Obligations of the Indemnitors hereunder shall be joint and several.

        (b)  For greater certainty, but without limiting the generality of the foregoing, Obligations include charges payable under or in respect of the Guarantees, payment obligations, taxes, interest and penalties payable or required to be performed by an indemnified person, including those applicable to an indemnified person on the basis that such indemnified person is jointly and severally liable for such Obligations payable or required to be performed by another person or entity, and all costs and expenses (including reasonable fees and disbursements of counsel and all other reasonable out-of-pocket costs and expenses incurred in connection with investigating, defending, enforcing or bringing any action, suit or proceeding, commenced or threatened) sustained or incurred by an indemnified person arising out of or in connection with the Guarantees or this Agreement.

        (c)  Payments owing by the Indemnitors under this Agreement shall be paid by the Indemnitors to the relevant indemnified person within five Business Days of notice of the amount owing given by such indemnified person or BHI to the Indemnitors. Such payments shall be made by check or by wire transfer of immediately available funds to the account designated by BHI or the relevant indemnified person.

3.    Interest.    The Indemnitors shall pay the indemnified persons interest in arrears on amounts owing by the Indemnitors under this Agreement from the time that the relevant payment on a Guarantee is made by the indemnified person until the Indemnitors pay the indemnified person in respect of such payment in accordance with this Agreement, such interest to be at the Prime Rate.

4.    Premiums.    The Indemnitors shall be responsible for and shall pay all charges payable under or in respect of the Guarantees. Such payment shall be made promptly after receipt by the Indemnitors or any of the Purchased Entities of notice of such amounts owing; provided, however, the failure of an indemnified person to provide such notice shall not relieve the Indemnitors from their obligations under this Section 4.

5.    At the request of BHI and/or any other indemnified person, the Indemnitors agree that they shall execute and deliver in favor of the holder of any of the Guarantees such guarantees, indemnities and other agreements reasonably requested or required by any such holder in order to release any indemnified person from any or such indemnified person's obligations and liabilities under or in respect of such Guarantees.

6.    Arbitration.    Any controversy or claim arising out of or relating to this Agreement, or any breach of this Agreement, shall be settled only by arbitration in the State of Delaware in accordance with the rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, and the parties hereto hereby consent to the jurisdiction of the Delaware courts for this purpose.

7.    Entire Agreement.    This Agreement contains the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties, and no amendment or modification of this Agreement shall be effective unless in writing and signed by the party against which it is sought to be enforced.

8.    Invalidity.    Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this

Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part of this Agreement and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied in this Agreement to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by a court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth of this Agreement.

9.    No Third-Party Beneficiaries.    Except for the provisions of this Agreement relating to indemnified persons other than the parties hereto, this Agreement shall be binding upon and inure to the sole benefit of the parties and their successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.    Governing Law.    The validity of this Agreement and of any of its terms or provisions, as well as the rights and duties of the parties under this Agreement, shall be construed pursuant to and in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

11.    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

12.    Assignment.    This Agreement shall not be assignable by any of the parties or any indemnified person except pursuant to a writing executed by each of the parties. Any assignment or attempted assignment in violation of this Section 9 shall be null and void.

13.    Interpretation.    The parties agree that this Agreement is the product of negotiations between sophisticated parties, each of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision of this Agreement. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

14.    Headings.    Headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

        IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first above written.

BROOKFIELD HOMES CORPORATION
By:	Name: Title:
BROOKFIELD HOMES HOLDINGS INC.
By:	Name: Title:
BROOKFIELD HOMES (DELAWARE) INC.
By:	Name: Title:

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  EXHIBIT 2.4
SCHEDULE A BOND INDEMNITY AGREEMENT
BOND INDEMNITY AGREEMENT
RECITALS
SCHEDULE B GUARANTEE INDEMNITY AGREEMENT
GUARANTEE INDEMNITY AGREEMENT
RECITALS